UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2025

Cornerstone Building Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5020 Weston Parkway Suite 400 Cary NC	27513
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 419-0042

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Gunner Smith as Chief Executive Officer and Director of the Company

On July 15, 2025, the Board of Directors (the “Board”) of Cornerstone Building Brands, Inc. (the “Company”) appointed Gunner S. Smith as Chief Executive Officer of the Company and as a member of the Board. Mr. Smith will commence service in these roles effective as of August 11, 2025 (the “Effective Date”).

Mr. Smith, age 51, served as President, Roofing of Owens Corning, a leading building products manufacturer, from August 1, 2018 through July 21, 2025. In that role, Mr. Smith had responsibility for a market-leading roofing business in the United States and Canada focused primarily on roofing shingles and components that go to market through distributors, home centers and lumberyards, with vertically-integrated manufacturing operations and some sales processed asphalt to a broader range of customers. Prior to assuming this role, Mr. Smith served as Vice President of Sales, Distribution and Home Center from January 2017 through July 2018. Prior to this role, Mr. Smith served as Vice President, Sales, Distribution from September 2012 through December 2016. Mr. Smith has been with Owens Corning since 2008 where he served in various positions leading sales, marketing and pricing for the organization. Mr. Smith also served as National Sales Manager for vinyl siding and metal products and accessories at Ply Gem Industries Inc. from July 2007 through November 2008. Prior to his role at Ply Gem, Mr. Smith held sales leadership roles at Elk Corporation. Mr. Smith has been a board member of Howmet Aerospace since September 2023 where he sits on the Audit and Finance Committees. Mr. Smith earned a Bachelor of Business Administration in Marketing from Mississippi State University.

There are no arrangements or understandings between Mr. Smith and any other persons pursuant to which Mr. Smith was selected as Chief Executive Officer of the Company or appointed as a member of the Board. No family relationship exists between Mr. Smith and any of the Company’s directors or executive officers or any other person nominated or chosen by the Company to become a director or executive officer of the Company. The Company is not aware of any related-party transactions in which Mr. Smith or any of his immediate family members has an interest that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Employment Agreement with Gunner Smith

On July 15, 2025, in connection with his appointment as CEO, the Company entered into an employment agreement with Mr. Smith (the “Employment Agreement”). The Employment Agreement entitles Mr. Smith to a base salary of $1,050,000 per year, as well as a target annual bonus opportunity of 125% of his base salary. The annual bonus for 2025 will equal (i) $317,187.50 plus (ii) a pro-rated portion of the 2025 annual bonus determined based on actual performance and pro-rated based on the number of days Mr. Smith is employed by the Company during 2025; provided that the 2025 bonus payment will be no less than $775,000. In addition, in order to compensate Mr. Smith for compensation forfeited by him when he accepted his role with the Company, the Employment Agreement provides for a $1.45 million cash signing bonus.

The Employment Agreement further provides that, as soon as reasonably practicable following the Effective Date, Mr. Smith will be granted (i) 23,530 restricted Class A-2 Units of Camelot Return Ultimate, LP (the “Partnership”) and (ii) 300,000 Class B Units (“Incentive Units”) of the Partnership, in each case, under the Partnership’s 2022 Equity Incentive Plan (the “Plan”), the Partnership’s Amended and Restated Limited Partnership Agreement (“LP Agreement”) and pursuant to the terms and conditions of the applicable award agreement. The restricted Class A-2 Units will fully vest on the earlier of the second anniversary of the Effective Date or a Sale of the Partnership (as defined in the LP Agreement). The Class A-2 Units will also vest upon termination of Mr. Smith’s employment without cause if occurring prior to the second anniversary of the Effective Date. The Incentive Units will be subject to the same vesting and forfeiture terms and other terms and conditions applicable to Class B Units of the Partnership previously granted to other executive officers under the Plan and the LP Agreement.

Upon the termination of his employment by the Company without “cause” or his resignation with “good reason” (each, a “Qualifying Termination”), the Employment Agreement entitles Mr. Smith to severance payments and benefits consistent with those under the Company’s Severance Plan, which is included as Exhibit 10.33 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The Employment Agreement also includes perpetual confidentiality and non-disparagement covenants, and customary restrictive covenants (non-competition, non-solicitation, and non-interference) that apply during Mr. Smith’s employment and for a period of two years thereafter.

The foregoing description of the Employment Agreement is a summary and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending September 27, 2025.

Resignation of John Krenicki as Interim President and Chief Executive Officer of the Company

Effective as of August 11, 2025, John Krenicki will resign as Interim President and Chief Executive Officer of the Company. Mr. Krenicki will continue to serve as Chairman of the Board of Directors.

Compensation Arrangements for Jeffrey Lee

On July 18, 2025, the Compensation Committee of the Board approved an increase in the base salary of Jeffrey Lee, the Company’s Executive Vice President and Chief Financial Officer. Mr. Lee’s base salary will be increased from $630,000 to $700,000 per year, effective as of August 1, 2025.

Effective as of August 1, 2025, Mr. Lee will receive a one-time grant of 50,000 Class B Units of the Partnership under the Plan, pursuant to the terms and conditions of the applicable award agreement. Mr. Lee’s Class B Units will be subject to the same vesting and forfeiture terms and other terms and conditions applicable to Class B Units of the Partnership previously granted to other executive officers under the Plan and the LP Agreement.

Item 8.01 Other Events.

On July 21, 2025, the Company issued a press release announcing the appointment of Mr. Smith as Chief Executive Officer and a member of the Board of Directors. A copy of the Company’s press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated July 21, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORNERSTONE BUILDING BRANDS, INC.

By:	/s/ Alena S. Brenner
Name: Alena S. Brenner
Title: Executive Vice President, General Counsel and Corporate Secretary

Date: July 21, 2025